UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Freeport-McMoRan Inc. (FCX) issued a press release dated November 18, 2025, providing an update on restart plans for the Grasberg minerals district. A copy of the press release is furnished hereto as Exhibit 99.1.

The slides to be presented in connection with FCX’s previously announced conference call being webcast on the internet at 10:00 a.m. Eastern Time on November 18, 2025, are furnished hereto as Exhibit 99.2.

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

FCX is providing the following risk factor in addition to the risk factors previously set forth in Part I, Item 1A. “Risk Factors” of FCX’s Annual Report on Form 10-K for the year ended December 31, 2024 (2024 Form 10-K). The below should be read in conjunction with the risk factors set forth in FCX’s 2024 Form 10-K.

The mud removal and other remediation activities, and the phased restart and ramp-up of the Grasberg Block Cave (GBC) underground mine following the September 2025 mud rush incident may not be achieved as planned which could adversely impact our results of operations and financial condition.

On September 8, 2025, PT Freeport Indonesia (PTFI) experienced an unprecedented mud rush incident, during which approximately 800,000 metric tons of wet material entered the GBC underground mine from the former Grasberg open pit and traveled rapidly to multiple levels of the mine, including a service level where seven team members were later found deceased.

Mining operations were temporarily suspended following the incident to prioritize the recovery of the seven team members fatally injured during the incident and to conduct an investigation into the root causes of the incident. In late October 2025, PTFI restarted operations at the unaffected Big Gossan and Deep Mill Level Zone underground mines. A phased restart and ramp-up of the GBC underground mine is anticipated to begin in second-quarter 2026. The incident impacted our third-quarter 2025 results, and we expect the incident to have a significant impact on our fourth-quarter 2025 and 2026 operating and financial results.

We plan to implement enhanced operating procedures to address the conditions that led to the incident and use information from this unprecedented incident to further enhance risk management processes. Material changes to our operating plans could affect our mineral reserves. In addition, there can be no assurance that other unforeseeable incidents will not occur in the future.

Mud removal is in process and other steps necessary for restart and ramp-up of operations, including implementation of enhanced operating procedures to address the conditions that led to the incident, development of updated cave management plans and draw protocols, and design, construction, repair and replacement of damaged infrastructure and equipment, are expected to begin in the near term. The timing of the phased restart and ramp-up of certain areas of the GBC underground mine could be impacted by any delay in the removal and remediation activities. Further, new or additional operational challenges could arise as we progress mud removal and other remediation activities and the phased restart and ramp-up of the GBC underground mine.

Damage assessments are being conducted in parallel with the ongoing mud removal activities. Upon completion of damage assessments and evaluation of the affected infrastructure, PTFI expects to write-off the carrying value of assets determined to be damaged beyond repair. If the damage assessments identify unexpected conditions, asset impairments could be significant. Further, we do not currently believe the incident indicates a broader impairment of PTFI’s long-lived mining assets based on PTFI’s reserve life, favorable market outlook for metal prices and the expected resumption of operations at the

GBC underground mine; however, changes to our estimates of recoverable proven and probable mineral reserves or declines in the prices of commodities PTFI sells could have an impact on the recoverability assessment of PTFI’s long-lived mining assets.

PTFI has recorded charges and expects to incur additional costs related to the incident in the future. Any future costs, liabilities, fines, penalties and financial impacts resulting from the incident and any related investigations or claims may exceed our current expectations and any insurance recoveries. While PTFI intends to seek recovery of damages under its property and business interruption insurance policies, PTFI’s ability to recover damages under its insurance coverage with respect to the incident is subject to certain conditions, and the scope of insured losses, timing of recovery and potential disputes with insurers cannot be predicted. In addition, renewal of insurance policies following the incident could be subject to higher premiums, reduced coverage limits or exclusions for certain risks. To the extent insurance proceeds are delayed or disputed, we may be required to fund repairs and related costs from available cash flows or borrowings. Further, government agencies may impose changes to applicable laws, regulations or environmental requirements or new standards as a result of the incident. In addition, we may experience adverse indirect effects on our business, including negative publicity, damage to our reputation, increased scrutiny by regulators and investors, and reduced confidence from our workforce, local communities, customers and other stakeholders.

Smelting operations in Indonesia operated with limited availability since the incident, and both smelters are currently on stand-by status pending the delivery of copper concentrate. We expect higher variability between PTFI production and sales until PTFI’s downstream processing facilities achieve normalized operating rates, the timing of which could be impacted by any delay in the ramp-up of operations. As a result of the incident and impact on operations, PTFI notified certain commercial counterparties of a force majeure under its contracts, which may negatively impact PTFI’s relationships with such counterparties. Although the declaration of force majeure for certain PTFI contracts has not materially impacted PTFI’s contractual obligations to date, such obligations could be negatively impacted by the incident or any similar future incidents.

Any of the above could adversely affect our cash flows, access to capital, development projects, capital expenditures, results of operations and financial condition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated November 18, 2025, titled “Freeport Provides Update on Restart Plans for Grasberg Minerals District.”

99.2	Slides presented in connection with FCX’s conference call conducted via the internet on November 18, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Ellie L. Mikes
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Ellie L. Mikes
Vice President and Chief Accounting Officer
(authorized signatory and
Principal Accounting Officer)

Date: November 18, 2025